Exhibit 5.1

	ATTORNEYS AT LAW		Palo Alto, CA
650 843-5000

	380 Interlocken Crescent		Reston, VA
	Suite 900		703 456-8000
Broomfield, CO
	80021-8023		San Diego, CA
	Main	720 566-4000	858 550-6000
March 2, 2004	Fax	720 566-4099
San Francisco, CA
	www.cooley.com		415 693-2000
Allos Therapeutics, Inc.
11080 CirclePoint Road	JAMES C. T. LINFIELD
Suite 200	(720) 566-4010
Westminster, CO 80020	linfieldjct@cooley.com

Ladies and Gentlemen:

We have acted as counsel to Allos Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•                  shares of common stock, par value $0.001 per share, of the Company offered by the Company, including related rights to purchase Series A Junior Participating Preferred Stock (the “Common Stock”);

•                  shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

•                  depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock, which may be issued under a deposit agreement, to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company, the form of which will be filed as Exhibit 4.7 to the Registration Statement;

•                  subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), to the extent the Subordinated Debt Securities are issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached as Exhibit 4.9 to the Registration Statement, as such indenture may be supplemented from time to time (the “Subordinated Indenture”);

•                  senior debt securities, in one or more series (the “Senior Debt Securities” and, together with the Subordinated Debt Securities, the “Debt Securities”), to the extent the Senior Debt Securities are issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and among the Company and the

Trustee, in the form attached as Exhibit 4.8 to the Registration Statement, as such indenture may be supplemented from time to time (the “Senior Indenture”); and

•                  warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder (the “Warrant Agreement”), between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”), the forms of which will be filed as Exhibits 4.12, 4.13, 4.14 and 4.15 to the Registration Statement.

The Common Stock, the Preferred Stock, the Depositary Shares, the Senior Debt Securities, the Subordinated Debt Securities and the Warrants are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will be $75,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Offered Common Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Offered Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock) is cash in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Offered Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Offered Preferred Stock (or Debt Securities convertible into Preferred Stock) is cash in an amount that is not less than the par value of the Preferred Stock.  With respect to our opinion as to the Offered Depositary Shares (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Offered Depositary Shares are authorized, designated and available for issuance and that the consideration for the issuance and sale of such Offered Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock represented by the Offered Depositary Shares.  We have also assumed that any Depositary Receipts and any Warrants offered under the Registration Statement, and the related deposit agreement and Warrant Agreements, will be executed in the forms filed as exhibits to the Registration Statement.  We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares, the applicable convertible Offered Preferred Stock or convertible Offered Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Offered Debt Securities (as defined below) or upon exercise of any Offered Warrants (as defined below), the applicable convertible Offered Debt Securities or Offered Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Offered Debt Securities and Offered Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                       With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.                                       With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Offered Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Offered Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Depositary Shares or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3.                                       With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Offered Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Offered Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Depositary Receipts evidencing the Offered Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

4.                                       With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Subordinated Indenture or the Senior Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Subordinated Indenture and Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.                                       With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities

Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley Godward LLP

By:
James C.T. Linfield